Exhibit 99.1

Clovis Oncology Files for Chapter 11 Protection and Enters into Agreement to Sell FAP-2286

Receives Commitment for up to $75 Million in Debtor-in-Possession Financing

BOULDER, Colo., December 11, 2022 — Clovis Oncology, Inc. (NASDAQ:CLVS) (“Clovis” or the Company”), a biopharmaceutical company focused on acquiring, developing, and commercializing innovative anti-cancer agents in the U.S., Europe, and additional international markets, today announced that it and certain of its subsidiaries (collectively, the “Debtors”) have voluntarily initiated a Chapter 11 proceeding in the United States Bankruptcy Court for the District of Delaware (“Bankruptcy Court”) and will seek to sell their assets through a court supervised sales process.

The Debtors have filed various “first day” motions with the Bankruptcy Court requesting customary relief that will enable them to transition into Chapter 11 without material disruption to their ordinary course operations, including seeking authority to obtain debtor-in-possession (“DIP”) financing and pay employee wages and benefits.

DIP Financing

In order to provide necessary funding during the Chapter 11 proceeding, Clovis has received a commitment of up to $75 million in a multi-draw DIP financing facility. Upon approval by the Bankruptcy Court, the DIP financing is expected to provide Clovis with the necessary liquidity to operate in the normal course and meet obligations to its employees, vendors and customers throughout the Chapter 11 proceeding while executing on the sales process.

Sales Process

Prior to the Chapter 11 filing, and subject to Bankruptcy Court approval, the Company entered into a “stalking horse” purchase and assignment agreement with Novartis Innovative Therapies AG (“Novartis”) to acquire substantially all of the rights of the Company to its pipeline clinical candidate, FAP-2286, as a therapeutic agent for an upfront payment of $50 million and up to an additional $333.75 million upon the successful achievement of specified development and regulatory milestones and $297 million in later sales milestones. The transaction is part of a sale process under Section 363 of the Bankruptcy Code that will be subject to compliance with agreed upon and Bankruptcy Court-approved bidding procedures allowing for the submission of higher or otherwise better offers, and other agreed-upon conditions. In addition, the transaction is subject to customary closing conditions, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. In accordance with the sale process under Section 363 of the Bankruptcy Code, notice of the proposed sale to Novartis will be given to third parties and competing bids will be solicited. The Company will manage the bidding process and evaluate any bids received, in consultation with its advisors and as overseen by the Bankruptcy Court.

Clovis is also actively engaged in discussions with a number of interested parties with respect to a potential sale of one or more of its other assets. Any of those sales would be subject to review and approval by the Bankruptcy Court and compliance with Bankruptcy Court-approved bidding procedures.

Clovis is represented by Willkie Farr & Gallagher LLP as counsel, AlixPartners LLP as restructuring advisor and Perella Weinberg Partners L.P. as restructuring investment banker.

Additional information about the Chapter 11 case, including access to Bankruptcy Court documents, is available online at https://cases.ra.kroll.com/Clovis.

Forward-Looking Statements

This press release includes statements that are, or may be deemed, “forward-looking statements.” In some cases, these forward-looking statements can be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or, in each case, their negative or other variations thereon or comparable terminology, although not all forward-looking statements contain these words. These forward-looking statements reflect the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from the forward-looking statements contained herein. Any forward-looking statements that we make in this press release speak only as of the date of such statement, and we undertake no obligation to update such statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events. Clovis’ forward-looking statements in this press release include, but are not limited to, statements about Clovis’ plans to sell its assets pursuant to Chapter 11 of the U.S. Bankruptcy Code and the timing of such sales and ability to satisfy closing conditions; Clovis’ intention to continue operations during the Chapter 11 case; Clovis’ belief that the sale process will be in the best interest of Clovis and its stakeholders; and other statements regarding Clovis’ strategy and future operations, performance and prospects, among others. These forward-looking statements are based on current expectations and beliefs concerning future developments and their potential effects. There can be no assurance that future developments affecting Clovis will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Clovis’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, the risks associated with the potential adverse impact of the Chapter 11 filings on Clovis’ liquidity and results of operations; changes in Clovis’ ability to meet its financial obligations during the Chapter 11 process and to maintain contracts that are critical to its operations; the outcome and timing of the Chapter 11 process and any potential asset sale; the effect of the Chapter 11 filings and any potential asset sale on Clovis’ relationships with vendors, regulatory authorities, employees and other third parties; possible proceedings that may be brought by third parties in connection with the Chapter 11 process or the potential asset sale; uncertainty regarding obtaining Bankruptcy Court of a sale of Clovis’ assets or other conditions to the potential asset sale; and the timing or amount of any distributions, if any, to Clovis’ stakeholders.

Clovis Contacts:

investorinquiries@clovisoncology.com

clovismedia@clovisoncology.com